UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2007

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to PVAM Services Agreement

As previously reported in a Form 8-K we filed on March 19, 2007, on March 14, 2007, we entered into a services agreement with PV Asset Management LLC (“PVAM”), a company controlled by Paul Galleberg, one of our directors. Such agreement was amended on August 1, 2007, and the terms of such amendment were reported in a Form 8-K we filed on August 6, 2007.

On October 13, 2007, the agreement was further amended to provide that fifty percent of the monthly fee payable to PVAM under the agreement for the period September 15, 2007, through October 15, 2007, will be deferred until a date to be determined by the Board of Directors. The agreement expired on October 15, 2007, and was not renewed by us. As a result, Mr. Galleberg will once again become a non-executive director of our board effective as of October 16, 2007.

Deferral of Board Compensation

Effective October 15, 2007, fifty percent of the future cash compensation payable to our non-executive directors (Jeffrey Lawton and, after October 16, Paul Galleberg) also will be deferred until a date to be determined by the Board of Directors.

Item 1.02. Termination of a Material Definitive Agreement.

As we previously reported in a Form 8-K we filed on June 25, 2007, on June 22, 2007, we entered into a Stock Purchase and Sale Agreement (the “Purchase Agreement”) with the shareholders of Talen’s Marine & Fuel, Inc. (“Talen’s”) and Talen’s Landing II, Inc., as Intervener (“Talen’s II”) for the purchase of all of the outstanding stock of Talen’s.

Pursuant to Section 5.4(c)(xi) of the Purchase Agreement, the closing of the Acquisition was contingent on our ability to secure not less than $30 million in financing for the Acquisition on terms and conditions satisfactory to us. Due to the recent and unforeseen deterioration of conditions in the financial markets, the securing of such financing by us, in the timeline originally set forth in the Purchase Agreement, is not practicable.  As such, on October 17, 2007, all parties agreed to terminate the Purchase Agreement effective October 18, 2007. However, should we be able to secure financing in the future, the parties may choose to re-visit purchase discussions at such time.

Due to the termination of the Purchase Agreement and the current state of the biodiesel industry (including, without limitation, the prices of feedstock commodities and diesel fuel), the financial guidance provided by us, as described in our press release dated July 17, 2007, is no longer applicable and should not be relied upon. At this time we do not intend to provide further prospective financial guidance.  We will provide financial information for the quarter ended September 30, 2007, in our Form 10-QSB for that period.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: October 18, 2007

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer

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